EXHIBIT 10.2

INTERIM FUNDING AGREEMENT

THIS INTERIM FUNDING AGREEMENT dated as of August 16, 2006, between CARLTON FINANCIAL CORPORATION, 1907 E. Wayzata Boulevard, Suite 180, Wayzata, MN  55391 (“CARLTON”), as Lessor and GRANITE CITY FOOD & BREWERY LTD. (“Lessee”), as Lessee, located at 5402 Parkdale Drive, Minneapolis, MN  55416.

W I T N E S S E T H:

WHEREAS, Lessee or CARLTON has entered or will enter into certain Purchase Agreements with various equipment vendors (“Vendor”) relating to certain equipment more particularly described in Exhibit A annexed hereto (the “Equipment”, each distinct unit of which being herein called an “Item of Equipment”);

WHEREAS, CARLTON and Lessee wish to provide for the lease of the Equipment by CARLTON to Lessee pursuant to the terms of a Master Lease Agreement together with Schedules and attachments thereto, substantially in the form of Exhibit B attached hereto (the “Master Lease Agreement”);

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.    Lease of Equipment.  CARLTON agrees to lease to Lessee and Lessee agrees to lease and hire from CARLTON the Items of Equipment as they are delivered or paid for, in the manner and for the amount specified in paragraph 3 herein until such time as the Master Lease Agreement becomes effective as provided in paragraph 6 herein.

2.    Acceptance of Equipment.  As Items of Equipment are delivered to Lessee (or if any payments are required to be made prior to delivery of Items of Equipment, at such time of payment), Lessee shall present for payment the invoices from the manufacturer or vendor accompanied by a letter of instruction satisfactory in form to CARLTON.  Upon receipt of such invoice and the accompanying letter of instruction referring to and specifying the invoice, CARLTON shall purchase the Item of Equipment from Vendor for the invoice price (the “Acquisition Cost”) and Lessee shall immediately lease such Equipment from CARLTON as provided herein.  No freight costs or costs of installation shall be borne by CARLTON unless otherwise agreed to in writing.  The lease of such Items of Equipment shall commence with payment by CARLTON to Vendor whether or not such payment occurs prior to actual delivery of such Items of Equipment to Lessee (the “Delivery Date”).

3.    Interim Rental.  Rental for Items of Equipment, as they are acquired by CARLTON pursuant to paragraph 2 above, shall be computed by Lessor and paid by Lessee monthly in arrears at a daily lease factor as specified in the Proposal Letter based on a 30-day month.

4.    Payment of Interim Rental.  All such Interim Rental Payments shall be paid to CARLTON at its office at 1907 E. Wayzata Boulevard, Suite 180, Wayzata, MN  55391 on the last day of each month following the month in which a letter of instruction has been tendered by Lessee and a payment made by CARLTON pursuant to paragraph 2 herein.  CARLTON will notify Lessee by invoice each month for the amount due as provided for in paragraph 3.

5.    Entry into Equipment Lease Agreement.  Upon the happening of the earlier of the following events:

(a)          Expenditure by CARLTON of its capital commitment of $3,000,000.00 for purchase of Items of Equipment; or

(b)         Delivery of the final Item of Equipment listed in Exhibit A attached hereto, then Lessee shall immediately enter into the Equipment Lease Agreement appended hereto as Exhibit B and shall be obligated to make the payments in compliance with the terms and conditions specified therein and the exhibits and schedules attached thereto.

6.    Net Rent.  The Interim Rental provided in paragraph 3 herein and the Lease Rental Payments specified in paragraph 7 of the Master Lease Agreement shall be absolutely net to CARLTON so that this Interim Funding Agreement and the Master Lease Agreement shall yield to CARLTON the full amount of the installments of Interim Rental and Lease Rental Payments throughout the term of this Interim Funding Agreement and the Master Lease Agreement without deduction.

7.    Failure to Perform Master Lease Agreement.  If none of the events set forth in paragraph 5 hereof has transpired by December 31, 2006 (or, if the date so specified shall be extended to a subsequent date agreed upon in writing by CARLTON and Lessee, then such subsequent date) or if Lessee shall have failed to have entered into the Equipment Lease Agreement by such date, Lessee shall immediately purchase from CARLTON all CARLTON’s right, title and interest in and to the Equipment for a purchase price equal to the aggregate of the amounts paid by CARLTON pursuant to paragraph 2 hereunder plus such other amounts which may be due CARLTON from Lessee pursuant to any other provision hereof.  Upon receipt of such amounts in immediately available funds, CARLTON shall execute an assignment of its interest in the Equipment (without any warranties or representations of any nature whatsoever) and shall have no further right to or interest in the Equipment.

Accepted this 16th day of August, 2006.

By: GRANITE CITY FOOD & BREWERY LTD. (Lessee)

Name:	/s/ Steven J. Wagenheim
Title:	President

GRANITE CITY FOOD & BREWERY LTD.
5402 Parkdale Drive
Minneapolis, MN  55416

Date:

Peter Friedenfeld
Carlton Financial Corporation
1907 E. Wayzata Boulevard, Suite 180
Wayzata, MN  55391

Dear Peter:

Per the Interim Funding Agreement dated August 16, 2006 and the Master Lease Agreement dated August 16, 2006 please pay the following invoice(s).

Vendor	Invoice #	Amount

Total

Sincerely,

Granite City Food & Brewery Ltd.

By:

Title:

EXHIBIT A

SCHEDULE A OF EQUIPMENT

Restaurant Furniture, Fixtures & Equipment

Locations:  St. Louis Park, MN

EXHIBIT B

Master Lease Agreement together with Schedules and attachments thereto

(COPY ATTACHED)

DATE:	August 16, 2006
LEASE NO.

FROM:	Granite City Food & Brewery Ltd.
5402 Parkdale Drive
Minneapolis, MN 55416

TO:
Insurance Carrier:
Insurance Agent:
Phone:
Fax:
Policy Number:
Address:

To Whom It May Concern:

We have entered into a lease agreement with Carlton Financial Corporation for the equipment shown below.  This equipment is located at:

St. Louis Park, MN

This is a net lease and we are responsible for the insurance cost.  Please see that we have immediate coverage and notify Carlton Financial Corporation at once.  Kindly send a copy of the insurance policy to Carlton Financial Corporation.  The Lease requires Property Damage Coverage and Loss Payee Clause.  Liability Coverage and Additional Insured Clause with endorsements in their favor attached.  Please list Carlton Financial Corporation and/or its assigns as Certificate Holder.

YOUR IMMEDIATE ATTENTION IS REQUESTED.

EQUIPMENT TO BE INSURED:	COST:

Restaurant Furniture, Fixtures and Equipment

By:
Title:

Mail to:	Carlton Financial Corporation and/or its assigns
1907 E. Wayzata Boulevard, Suite 180
Wayzata, MN 55391